Exhibit 24.3
POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that I, Douglas I. Foy, a director of Ameresco, Inc. (the “Company”) constitute and appoint George P. Sakellaris, David J. Corrsin and Andrew B. Spence, and each of them, my true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for me and in my name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the Company’s Registration Statement on Form S-1, File No. 333-165821, under the Securities Act of 1933 in connection with the Company’s initial public offering and any subsequent registration statements pursuant to Rule 462 of the Securities Act and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as I might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date
/s/ Douglas I. Foy	Director	June 12, 2010
Douglas I. Foy